Infinity Property and Casualty Reports Improved Earnings per Share in the Third Quarter of 2013

Birmingham, Alabama – November 7, 2013 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and nine months ended September 30, 2013:

	Three months ended September 30,				Nine months ended September 30,
(in millions, except per share amounts and ratios)	2013	2012	Change		2013	2012	Change

Gross written premium (1)	$328.6	$325.0	1.1%		$1,026.6	$961.2	6.8%
Revenues	$335.0	$313.7	6.8%		$1,006.5	$907.1	11.0%

Net earnings	$7.2	$5.2	39.6%		$23.3	$16.4	41.8%
Net earnings per diluted share	$0.62	$0.43	44.2%		$1.99	$1.37	45.3%

Operating earnings (1)	$7.3	$3.2	132.3%		$20.4	$12.9	57.9%
Operating earnings per diluted share (1)	$0.63	$0.27	133.3%		$1.75	$1.08	62.0%

Underwriting income (loss) (1)	$7.5	$(0.2)	NM		$20.5	$2.4	744.7%
Combined ratio	97.7%	100.0%	(2.3	) pts	97.9%	99.7%	(1.8	pts)

Return on equity (2)	4.5%	3.1%	1.4	pts	4.8%	3.3%	1.5	pts
Operating earnings return on equity (1) (2)	4.6%	1.9%	2.7	pts	4.2%	2.6%	1.6	pts

Book value per share					$56.49	$57.71	(2.1%)
Debt to total capital					29.8%	41.1%	(11.3	) pts
Debt to tangible capital (1)					32.4%	43.9%	(11.6	) pts

(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(2)	Annualized

(3)	NM = Not meaningful

Net earnings per diluted share jumped 44.2% in the third quarter of 2013 compared with the third quarter of 2012 primarily as a result of improved underwriting results. A decline of $0.9 million, or 9.7%, in net investment income during the third quarter of 2013 compared with the same period of 2012 partially offset the increase in underwriting income. Net investment income declined as a result of low market interest rates. Our book value per share declined 2.1% from $57.71 at September 30, 2012 to $56.49 at September 30, 2013, predominantly due to a decline in unrealized gains as a result of an increase in interest rates. Excluding unrealized gains, net of taxes, of $46.8 million at September 30, 2012 and $16.5 million at September 30, 2013, book value per share increased 2.5%.
Gross written premium grew 1.1% during the third quarter of 2013 compared with the same period in 2012, primarily due to growth in Infinity's profitable businesses, California Personal Auto (0.8%), Florida Personal Auto (19.8%) and Commercial Vehicle (7.9%). Premiums declined a combined 24.0% in our remaining Focus States as a result of our efforts to improve profitability in those states.
James Gober, CEO and Chairman of Infinity, commented, “The improvement in our third quarter results reflects the continued success of our efforts to improve our overall returns. I am encouraged by our robust growth in Florida Personal Auto and our Commercial Vehicle Program as well as the improvement in the underwriting results in other states. We are moving closer, but we are still below our long-term return goals, so we will remain steadfast in our pursuit of improving returns on capital.”
2013 Earnings Guidance
Infinity is revising its earnings guidance to $2.40 to $2.90. The guidance assumes gross written premium growth between 6.0% and 7.0% compared with the prior year and an accident year combined ratio, which excludes development on prior accident year loss and loss adjustment expense reserves, between 97.0% and 98.0%. The prior guidance of $2.90 to $3.40 assumed gross written premium growth between 5.0% and 8.0% compared with the prior year and an accident year combined ratio between 96.5% and 97.5%.
Share and Debt Repurchase Program
During the third quarter of 2013, Infinity repurchased 19,000 shares at an average price, excluding commissions, of $63.70. Infinity has $44.9 million of capacity left under its share and debt repurchase program, which expires
December 31, 2014.
Forward-Looking Statements
This press release, notably “2013 Earnings Guidance,” contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), bodily injury loss cost trends, undesired business mix or risk profile for new business and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.

Conference Call
Infinity will conduct a conference call and webcast to discuss third quarter 2013 results at 11:00 a.m. (ET) today, November 7, 2013. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-888-317-6016. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

(unaudited)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenues:
Earned premium	$327.1	$301.5	$976.9	$872.7
Net investment income	8.1	9.0	25.1	28.4
Net realized (losses) gains on investments(1)	(0.5)	0.3	4.1	2.7
Gain on sale of subsidiary	—	2.9	—	2.9
Other income	0.3	0.1	0.4	0.4
Total revenues	335.0	313.7	1,006.5	907.1

Costs and Expenses:
Losses and loss adjustment expenses (2)	255.2	238.3	762.7	683.9
Commissions and other underwriting expenses	64.3	63.4	193.7	186.4
Interest expense	3.5	3.2	10.5	8.6
Corporate general and administrative expenses	1.9	1.7	6.0	5.8
Other expenses	0.4	0.6	1.8	0.9
Total costs and expenses	325.3	307.1	974.6	885.7

Earnings before income taxes	9.6	6.6	31.9	21.4
Provision for income taxes	2.4	1.4	8.6	5.0
Net Earnings	$7.2	$5.2	$23.3	$16.4

Net Earnings per Common Share:
Basic	$0.63	$0.44	$2.03	$1.40
Diluted	$0.62	$0.43	$1.99	$1.37

Average Number of Common Shares:
Basic	11.4	11.6	11.5	11.7
Diluted	11.6	11.9	11.7	12.0

Cash Dividends per Common Share	$0.300	$0.225	$0.900	$0.675
Notes:

(1) Net realized gains before impairment losses	$0.3	$0.5	$5.3	$3.9
Total other-than-temporary impairment (“OTTI”) losses	(1.5)	(0.2)	(2.1)	(1.2)
Non-credit portion in other comprehensive income	0.7	0.0	0.9	0.0
OTTI losses reclassified from other comprehensive income	0.0	0.0	0.0	0.0
Net impairment losses recognized in earnings	(0.8)	(0.2)	(1.2)	(1.3)
Total net realized (losses) gains on investments	$(0.5)	$0.3	$4.1	$2.7

(2)
Losses and loss adjustment expenses for the three months ended September 30, 2013 and September 30, 2012 include $0.9 million and $5.3 million of unfavorable development on prior accident year loss and loss adjustment expense reserves, respectively. Losses and loss adjustment expenses for the nine months ended September 30, 2013 and September 30, 2012 include $2.2 million and $7.1 million of unfavorable development on prior accident year loss and loss adjustment expense reserves, respectively.

Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets:
Investments:
Fixed maturities, at fair value	$1,372.9	$1,321.8
Equity securities, at fair value	76.6	73.1
Short-term investments, at fair value	4.1	0.0
Total investments	1,453.5	1,394.9
Cash and cash equivalents	87.3	165.2
Accrued investment income	12.1	11.9
Agents’ balances and premium receivable	461.3	427.2
Property and equipment (net of depreciation)	48.1	39.3
Prepaid reinsurance premium	3.1	2.6
Recoverable from reinsurers	14.3	14.4
Deferred policy acquisition costs	91.2	88.3
Current and deferred income taxes	30.1	25.8
Receivable for securities sold	0.5	48.5
Other assets	11.6	10.2
Goodwill	75.3	75.3
Total assets	$2,288.4	$2,303.6

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$632.9	$572.9
Unearned premium	580.9	538.1
Payable to reinsurers	0.2	0.1
Long-term debt	275.0	275.0
Commissions payable	17.9	18.1
Payable for securities purchased	10.7	132.4
Other liabilities	121.7	110.7
Total liabilities	1,639.2	1,647.4

Shareholders’ Equity:
Common stock	21.6	21.5
Additional paid-in capital	366.7	361.8
Retained earnings (1)	679.1	666.2
Accumulated other comprehensive income, net of tax	16.0	29.9
Treasury stock, at cost (2)	(434.2)	(423.2)
Total shareholders’ equity	649.2	656.2
Total liabilities and shareholders’ equity	$2,288.4	$2,303.6

Shares outstanding	11.5	11.6
Book value per share	$56.49	$56.55
Notes:

(1)	The change in retained earnings from December 31, 2012 is a result of net income of $23.3 million less shareholder dividends of $10.4 million.

(2)	Infinity repurchased 165,900 common shares during the first nine months of 2013 at an average per share price, excluding commissions, of $57.91.
Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended September 30,
	2013	2012
Operating Activities:
Net earnings	$7.2	$5.2
Adjustments:
Depreciation	2.3	2.4
Amortization	5.4	2.6
Net realized losses (gains) on investments	0.5	(0.3)
(Gain) loss on disposal of property and equipment	(0.1)	0.0
Gain on sale of subsidiary	0.0	(2.9)
Share-based compensation expense	1.0	0.7
Activity related to rabbi trust	0.1	0.0
Decrease (increase) in accrued investment income	0.7	0.1
Decrease (increase) in agents’ balances and premium receivable	(4.8)	(18.3)
Decrease (increase) in reinsurance receivables	0.8	(1.1)
Decrease (increase) in deferred policy acquisition costs	1.0	(2.5)
Decrease (increase) in other assets	(2.6)	(2.7)
Increase (decrease) in unpaid losses and loss adjustment expenses	20.9	13.4
Increase (decrease) in unearned premium	(0.9)	21.6
Increase (decrease) in payable to reinsurers	0.2	0.0
Increase (decrease) in other liabilities	11.0	(1.1)
Net cash provided by operating activities	42.3	17.2
Investing Activities:
Purchases of fixed maturities	(148.2)	(89.1)
Purchases of equity securities	(1.0)	0.0
Purchases of short-term investments	(0.6)	0.0
Purchases of property and equipment	(5.9)	(0.9)
Maturities and redemptions of fixed maturities	46.1	62.2
Proceeds from sale of fixed maturities	42.9	10.0
Proceeds from sale of short-term investments	0.1	0.0
Proceeds from sale of property and equipment	0.2	0.0
Net cash used in investing activities	(66.3)	(17.9)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases, including tax benefit	1.2	0.4
Proceeds from issuance of bonds	0.0	273.2
Principal payments under capital lease obligation	(0.1)	0.0
Increase in restricted cash related to planned redemption of debt	0.0	(209.9)
Acquisition of treasury stock	(2.2)	(3.2)
Dividends paid to shareholders	(3.4)	(2.6)
Net cash (used in) provided by financing activities	(4.6)	57.9
Net (decrease) increase in cash and cash equivalents	(28.6)	57.3
Cash and cash equivalents at beginning of period	115.9	69.3
Cash and cash equivalents at end of period	$87.3	$126.6

Note: Columns may not foot due to rounding

	Nine months ended September 30,
	2013	2012
Operating Activities:
Net earnings	$23.3	$16.4
Adjustments:
Depreciation	6.3	6.4
Amortization	15.1	7.1
Net realized gains on investments	(4.1)	(2.7)
(Gain) loss on disposal of property and equipment	(0.1)	0.0
Gain on sale of subsidiary	0.0	(2.9)
Share-based compensation expense	3.0	2.8
Activity related to rabbi trust	0.1	0.1
Decrease (increase) in accrued investment income	(0.2)	0.0
Decrease (increase) in agents’ balances and premium receivable	(34.1)	(62.7)
Decrease (increase) in reinsurance receivables	(0.3)	(1.1)
Decrease (increase) in deferred policy acquisition costs	(3.0)	(12.4)
Decrease (increase) in other assets	1.8	(8.0)
Increase (decrease) in unpaid losses and loss adjustment expenses	60.0	48.9
Increase (decrease) in unearned premium	42.7	83.2
Increase (decrease) in payable to reinsurers	0.0	0.0
Increase (decrease) in other liabilities	11.2	(2.1)
Net cash provided by operating activities	121.7	73.0
Investing Activities:
Purchases of fixed maturities	(638.6)	(344.5)
Purchases of equity securities	(2.1)	0.0
Purchases of short-term investments	(4.2)	0.0
Purchases of property and equipment	(15.1)	(8.5)
Maturities and redemptions of fixed maturities	149.4	144.2
Proceeds from sale of fixed maturities	323.8	133.5
Proceeds from sale of equity securities	7.2	0.0
Proceeds from sale of short-term investments	0.1	0.0
Proceeds from sale of property and equipment	0.2	0.0
Net cash used in investing activities	(179.2)	(75.4)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases, including tax benefit	1.9	1.2
Proceeds from issuance of bonds	0.0	273.2
Principal payments under capital lease obligation	(0.6)	0.0
Increase in restricted cash related to planned redemption of debt	0.0	(209.9)
Acquisition of treasury stock	(11.4)	(11.5)
Dividends paid to shareholders	(10.4)	(7.9)
Net cash (used in) provided by financing activities	(20.4)	45.1
Net (decrease) increase in cash and cash equivalents	(77.9)	42.8
Cash and cash equivalents at beginning of period	165.2	83.8
Cash and cash equivalents at end of period	$87.3	$126.6

Note: Columns may not foot due to rounding

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings are defined as net earnings, before realized gains and losses on investments and sale of subsidiary and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
(in millions, except EPS)

Earned premium	$327.1	$301.5	$976.9	$872.7
Losses and loss adjustment expenses	(255.2)	(238.3)	(762.7)	(683.9)
Commissions and other underwriting expenses	(64.3)	(63.4)	(193.7)	(186.4)

Underwriting income	7.5	(0.2)	20.5	2.4

Net investment income	8.1	9.0	25.1	28.4
Other income	0.3	0.1	0.4	0.4
Interest expense	(3.5)	(3.2)	(10.5)	(8.6)
Corporate general and administrative expenses	(1.9)	(1.7)	(6.0)	(5.8)
Other expenses	(0.4)	(0.6)	(1.8)	(0.9)

Pre-tax operating earnings	10.2	3.4	27.8	15.8

Provision for income taxes	(2.8)	(0.2)	(7.4)	(2.9)

Operating earnings, after-tax	7.3	3.2	20.4	12.9

Realized (losses) gains on investments, pre-tax	(0.5)	0.3	4.1	2.7
Realized gain on sale of subsidiary, pre-tax	—	2.9	—	2.9
Provision for income taxes on capital gains	0.2	(1.2)	(1.4)	(2.0)
Prior period tax adjustment on capital gains	0.2	—	0.2	—
Increase in provision for tax valuation allowance	—	—	—	(0.1)
Realized (losses) gains on investments, net of tax	(0.2)	2.0	2.9	3.5

Net earnings	$7.2	$5.2	$23.3	$16.4

Operating earnings per diluted share	$0.63	$0.27	$1.75	$1.08
Realized (losses) gains on investments and sale of subsidiary, net of tax	(0.03)	0.16	0.22	0.30
Prior period tax adjustment on capital gains	0.02	0.00	0.02	0.00
Increase in provision for tax valuation allowance	—	—	—	(0.01)
Net earnings per diluted share	$0.62	$0.43	$1.99	$1.37

Note: Columns may not foot due to rounding

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2013	2012	2013	2012

Gross written premium	$328.6	$325.0	$1,026.6	$961.2
Ceded reinsurance	(2.5)	(2.0)	(7.4)	(5.7)
Net written premium	326.0	323.0	1,019.2	955.5
Change in unearned premium	1.1	(21.5)	(42.3)	(82.8)
Earned premium	$327.1	$301.5	$976.9	$872.7
Note: Columns may not foot due to rounding
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	September 30, 2013	September 30, 2012

Tangible capital	$848.9	$1,069.2
Goodwill	75.3	75.3
Total capital	$924.2	$1,144.5
Note: Columns may not foot due to rounding

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 13,000 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
3700 Colonnade Parkway
Suite 600
Birmingham, AL 35243
Contact:    Elise Horn
Investor Relations
(205) 803-8991
elise.horn@ipacc.com